Exhibit 10.3

Amendment to Award Number: 2014-14-0422

SMART & FINAL STORES, INC.

AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
SMART & FINAL STORES, INC.
2014 STOCK INCENTIVE PLAN

Preliminary Statement

The terms of the Non-Qualified Stock Option Agreement (designated as Award Number 2014-14-0422), dated as of September 23, 2014, evidencing an option (the “Option”) granted to David G. Hirz (“Participant”) to purchase 555,556 shares of Common Stock of Smart & Final Stores, Inc. (the “Company”), at a price per share of $12.00 (the “Agreement”), is hereby amended by this amendment (“Amendment”) effective July 20, 2016.

1.                                      Section 3(b) of the Agreement shall be deleted in its entirety and replaced with the following:

(b)                                 Termination without Cause or for Good Reason.

(i)                                     If the Participant’s Termination is by involuntary termination without Cause, resignation for Good Reason or Retirement (each as defined in the employment agreement between the Participant and the Company) prior to a Change in Control the Option shall vest and become exercisable on the date of such Termination with respect to the greater of:

(A)                               A percentage of the shares of Common Stock subject to the Option that are unvested on the date of Termination equal to a fraction, the numerator of which is the number of complete years the Participant remained continuously and actively employed since the Grant Date, and the denominator of which is five; and

(B)                               The portion of the Option that would have vested if the Participant had remained continuously and actively employed until the date two years after the date of such Termination per the vesting schedule provided in Section 3(a).

Such vesting shall be in addition to any shares of Common Stock vested in accordance with Section 3(a).

(ii)                                  To the extent the Option is vested and exercisable on the date of the Participant’s Termination as described in Sections 3(b)(i) or 3(c)(iii), the Option may be exercised by the Participant at any time within a period beginning on the date of such Termination and ending on the earlier of (A) two years after the date of such Termination, and (B) the Expiration Date. To the extent that any portion of the Option vests and becomes exercisable following the date of the Participant’s Termination pursuant to Section 3(c)(iii), such portion of the Option may be exercised by the Participant at any time within a period beginning on the date of the applicable Change in Control and ending on the earlier of (A) two years after the date of such Change in Control, and (B) the Expiration Date.

2.                                      Section 3(d) of the Agreement shall be deleted in its entirety and replaced with the following:

(d)                                 Unvested Options.  Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason (or, if a Change in Control occurs within 60 days following the date of the Participant’s Termination, the date of a Change in Control) shall terminate and expire on the 60th day following the date of Termination.

3.                                      Section 6 of the Agreement shall be deleted in its entirety and replaced with the following:

6.                                      Termination and Change in Control.  Except as set forth in Sections 3(b), 3(c) and 3(d), the provisions in the Plan regarding Termination and Change in Control shall apply to the Option.

4.                                      Except as expressly modified by this Amendment, the Agreements shall continue to be and remain in full force and effect in accordance with its terms.

5.                                      Capitalized terms used but not defined herein have the meaning ascribed to them in the applicable Agreement.

SMART & FINAL STORES, INC.

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President and Chief Financial Officer